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                                                                   EXHIBIT 5.1

                           WILSON SONSINI GOODRICH & ROSATI
                               PROFESSIONAL CORPORATION

                                  650 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA  94304-1050
                    TELEPHONE 415-493-9300  FACSIMILE 415-493-6811


                                  February 11, 1997

Quickturn Design Systems, Inc.
440 Clyde Avenue
Mountain View, California  94043

    RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Quickturn Design Systems, Inc. (the "Registrant" or "you"), with the Securities and Exchange Commission on or about February 11, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 422,857 shares of your Common Stock (the "Shares") reserved for issuance pursuant to the SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan (the "Plan"). As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed sale, issuance and payment of consideration for the Shares to be issued under the Plan.

    It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                             Sincerely,

                             WILSON SONSINI GOODRICH & ROSATI
                             Professional Corporation

                             /s/  Wilson Sonsini Goodrich & Rosati